EXHIBIT 99.1

(BW)(CA-PACER-INTL)(PACR) Pacer International Reports 3rd Quarter Results

Business, Logistics and Transportation Editors

CONCORD, Calif.—(BUSINESS WIRE)—October 29, 2003—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, today reported financial results for the three- and nine-month periods ended September 19, 2003.

For the quarter ended September 19, 2003, adjusted net income, which excludes $11.0 million of pre-tax costs ($6.6 million after-tax) related to the company’s senior subordinated note redemption and secondary offering of common stock in that quarter, increased to $11.5 million from $8.2 million in the third quarter of 2002, a gain of 40.2 percent. Adjusted diluted earnings per share increased to $0.30 from $0.22 in the third quarter of 2002, up 36.4 percent. The company had $18.7 million of cash flow from operations in the third quarter of 2003 and paid down $15.0 million of debt in addition to completing the bond redemption.

On a GAAP basis, net income for the third quarter of 2003 decreased to $4.9 million from $8.2 million in the like quarter last year. Diluted earnings per share decreased to $0.13 from $0.22 in the like quarter last year. Net revenues increased 3.2 percent compared to the 2002 quarter, and income from operations decreased by $1.2 million, or 5.9 percent, compared to the 2002 quarter.

Note: A tabular reconciliation of the differences between the adjusted financial results and financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

As previously announced, the company completed the refinancing of its indebtedness on June 13, 2003, and the $150 million senior subordinated notes were redeemed on July 10, 2003. In the third quarter, the company recorded a pre-tax charge of $10.7 million as a result of that redemption, consisting of $8.8 million of redemption premiums and $1.9 million for the write-off of existing loan fees. The secondary public offering of 7,285,508 shares of common stock by selling stockholders at $20 per share, including shares sold pursuant to the underwriters’ over-allotment option, was completed on August 4, 2003. The company accrued $0.3 million in the third quarter of 2003 for costs associated with this offering, in addition to the $0.9 million accrued in the second quarter of 2003. Pacer did not receive any of the proceeds of the offering.

Net revenues for Pacer’s wholesale segment, Pacer Stacktrain, which provides double-stack rail transportation services, increased .9 percent to $55.4 million for the quarter, from $52.8 million for the same quarter last year, on strong domestic and automotive volumes. Net revenues for the quarter for the retail segment, which provides intermodal marketing, truck brokerage and services, international freight forwarding, supply chain management and warehouse and distribution services directly to manufacturers and retailers, increased 0.6 percent to $35.1 million, from $34.9 million for the same quarter last year. This improvement was primarily a result of strength in the retail segment’s warehousing and distribution group and the addition of new operations in local trucking and distribution.

Interest expense decreased 53.7 percent to $3.1 million from $6.7 million in the same quarter of 2002. This was due to reduced debt levels and to lower interest rates that resulted from the 11.75 percent senior subordinated note redemption noted above.

“Pacer’s wholesale segment continues to grow, driven by strong domestic and automotive intermodal volumes,” said Don Orris, chairman and chief executive officer of Pacer International. “Our automotive intermodal volumes were up 29.7 percent and our domestic intermodal volumes were up 7.5 percent, quarter over quarter. Results in the retail segment were adversely impacted by the need in the current period to true-up reserves due to prior year adjustments. The current adjustment was offset by a favorable tax credit, leaving net income unchanged after the adjustment. Our retail operating income would have been approximately $2.5 million more than reported had this adjustment not been made. We are encouraged by Pacer’s continued strong cash flow from operations and continued ability to pay down debt. Cash flow from operations for the quarter was $18.7 million and we paid down $15.0 million of debt.”

YEAR-TO-DATE RESULTS

For the nine months ended September 19, 2003, net revenues increased 7.7 percent to $274.9 million from $255.3 million in the 2002 period. Adjusted income from operations, which excludes costs related to the company’s debt refinancing, note redemption and secondary offering of common stock, increased 8.7 percent to $58.7 million from $54.0 million in the 2002 period. Adjusted net income for the current period was $27.9 million, a 59.4 percent increase over adjusted net income in the 2002 period of $17.5 million, which excludes IPO costs. Adjusted diluted earnings per share for the current period increased to $0.74 from adjusted diluted earnings per share of $0.55 in the 2002 period.

On a GAAP basis, income from operations for the first nine months increased 6.5 percent to $57.5 million from $54.0 million in the same period of 2002, and net income for the current period was $19.9 million, a 17.1 percent gain over the 2002 period. Diluted earnings per share were $0.53 in each period.

Note: A tabular reconciliation of adjusted financial results and GAAP financial results is contained in the attached financial summary statements.

CONFERENCE CALL TODAY—Pacer International will hold a onference call for investors, analysts, business and trade media, and other interested parties at 11:30 AM Eastern Time today (Wednesday, October 29). To participate, please call five minutes early by dialing 888)428-4478 (in USA) and ask for “Pacer 3rd Quarter 2003 earnings call.” International callers can dial (612) 288-0337. Alternatively, an audio-only, simultaneous Web cast of the conference call can be accessed at the following URL: http://www.firstcallevents.com/service/ajwz389688439gf12.html. For those unable to participate in either event, a digitized replay will be available from October 29 at 4:45 p.m. Eastern Time to November 5 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), access code #699660. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER—Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, through its subsidiaries and divisions, offers a broad array of logistics and other services to facilitate the movement of freight from origin to destination. Its services include wholesale stacktrain services (cost-efficient, two-tiered rail transportation for containerized shipments), and retail intermodal marketing, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web site: www.pacer-international.com.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains financial information determined by methods other than in accordance with GAAP, including adjusted diluted earnings per share, adjusted interest expense, adjusted net income and adjusted income from operations. These non-GAAP measures exclude the costs of the company’s debt refinancing, senior subordinated note redemption and secondary offering in 2003 and the costs of the company’s IPO in 2002. Management uses these non-GAAP measures in its analysis of the company’s performance. Management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The company’s actual results may differ materially from those expressed or implied in the forward-looking statements due to, among other things, the company’s leverage; its dependence on third parties for equipment and services essential to operate its business; regulatory changes affecting the company’s industry, operations, products or services; insurance costs; competitive or technological factors affecting the company’s markets, operations, products or services; shifts in market demand and general economic conditions. In addition, there can be no assurance that the businesses that the company has acquired in the past and may acquire in the future can be successfully integrated. Additional information about factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including the company’s 2002 annual report on Form 10-K dated March 19, 2003 and its prospectus dated July 17, 2003 in connection with a secondary public offering. Should any of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Issued by Steve Potash and Company, tel.510/865-0800, or steve@potashco.com

MEDIA CONTACT: Larry Yarberry, CFO, tel. 925/887-1577 or (cell) 925/890-9245 lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

September 19, 2003
(Unaudited)
Assets
Current assets
Cash and cash equivalents	$4.5
Accounts receivable, net	208.0
Prepaid expenses and other	12.9
Deferred income taxes	4.2

Total current assets	229.6
Property and equipment
Property, plant & equipment at cost	96.4
Accumulated depreciation	(43.1)

Property and equipment, net	53.3
Other assets
Intangible assets, net	288.3
Deferred income taxes	28.2
Other assets	11.3

Total other assets	327.8

Total assets	$610.7

Liabilities & Equity
Current liabilities
Current maturities of long-term debt and capital leases	$—
Accounts payable and accrued expenses	171.0

Total current liabilities	171.0
Long-term liabilities
Long-term debt and capital leases	232.1
Other	2.9

Total long-term liabilities	235.0
Stockholders’ equity
Common stock	0.4
Paid In capital	274.1
Other	(0.2)
Retained earnings (deficit)	(69.6)
Other accumulated comprehensive income	—

Total stockholders’ equity	204.7

Total liabilities and equity	$610.7

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results

For the Three Months Ended September 19, 2003 and September 20, 2002

In millions, except share and per share amounts

Unaudited

	3rd Quarter 2003				3rd Quarter 2002 GAAP Results	Adjusted Variance 2003 vs 2002%
Item	GAAP Results	Adjustments		Adjusted Results
Income from operations	$19.3	$0.3	1/	$19.6	$20.5	$(0.9)	-4.4%
Interest expense	3.1	—		3.1	6.7	(3.6)	-53.7%
Loss on extinguishment of debt	10.7	(10.7	) 2/	—	—	—	—

Income before income taxes	5.5	11.0		16.5	13.8	2.7	19.6%
Income taxes	0.6	4.4	3/	5.0	5.6	(0.6)	-10.7%

Net income	4.9	6.6		11.5	8.2	3.3	40.2%

Diluted earnings per share	$0.13	$0.17		$0.30	$0.22	$0.08	36.4%

Weighted average shares outstanding	38,180,668	38,180,668		38,180,668	37,689,832	490,836	1.3%

1/ Accrued fees and expenses associated with the secondary offering of common stock to be paid by the Company.

2/ Fees and expenses related to our long-term debt refinancing:

A)	$8.8 million premium on redemption of senior subordinated notes.
B)	$1.9 million for the write-off of existing loan fees.

3/ Income taxes at 40.0%.

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results

For the Nine Months Ended September 19, 2003 and September 20, 2002

In millions, except share and per share amounts

Unaudited

	Nine Months Ended September 19, 2003				Nine Months Ended September 20, 2002				Adjusted Variance 2003 vs 2002%
Item	GAAP Results	Adjustments		Adjusted Results	GAAP Results	Adjustments		Adjusted Results
Income from operations	$57.5	$1.2	1/	$58.7	$54.0	$—		$54.0	$4.7	8.7%
Interest expense	14.9	—		14.9	24.8	—		24.8	(9.9)	-39.9%
Loss on extinguishment of debt	12.1	(12.1	) 2/	—	0.8	(0.8	) 4/	—	—	—

Income before income taxes	30.5	13.3		43.8	28.4	0.8		29.2	14.6	50.0%
Income taxes	10.6	5.3	3/	15.9	11.4	0.3	3/	11.7	4.2	35.9%

Net income	19.9	8.0		27.9	17.0	0.5		17.5	10.4	59.4%

Diluted earnings per share	$0.53	$0.21		$0.74	$0.53	$0.02		$0.55	$0.19	34.5%

Weighted average shares outstanding	37,876,949	37,876,949		37,876,949	31,921,805	31,921,805		31,921,805	5,955,144	18.7%

1/ Accrued fees and expenses associated with the secondary offering of common stock to be paid by the Company.

2/ Fees and expenses related to our long-term debt refinancing:

A)	$3.1 million for the write-off of existing loan fees.

B)	$0.2 million for loan breakage and commitment fees.

C)	$8.8 million premium on redemption of senior subordinated notes.

3/ Income taxes at 40.0%.

4/ Loan fee write-off related to the June 2002 IPO.

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	1st Quarter 2003	2nd Quarter 2003	3rd Quarter 2003	2003
Cash Flows from Operating Activities
Net income	$7.4	$7.6	$4.9	$19.9
Adjustments to net income
Depreciation	2.2	1.9	1.9	6.0
Deferred income taxes	4.8	0.6	4.9	10.3
Change in receivables	14.1	7.3	(13.8)	7.6
Change in other current assets	(1.3)	(0.4)	(4.7)	(6.4)
Change in current liabilities	(8.1)	(6.2)	14.3	—
Other	(4.2)	2.5	11.2	9.5

Net cash provided by operating activities	14.9	13.3	18.7	46.9

Cash Flows from Investing Activities
Capital expenditures	(1.3)	(0.4)	(0.9)	(2.6)
Proceeds from sales of property and equipment	0.1	—	0.1	0.2

Net cash used for investing activities	(1.2)	(0.4)	(0.8)	(2.4)

Cash Flows from Financing Activities
Checks drawn in excess of cash balances	(3.6)	(1.2)	(0.4)	(5.2)
Proceeds from issuance of long-term debt, net of costs	—	91.6	150.2	241.8
Proceeds from issuance of common stock	0.2	0.9	1.8	2.9
Debt, revolver, net and capital lease payments	(10.3)	(104.2)	(165.0)	(279.5)

Net cash used for financing activities	(13.7)	(12.9)	(13.4)	(40.0)

Net change in cash and cash equivalents	—	—	4.5	4.5
Cash at beginning of period	—	—	—	—

Cash at end of period	$—	$—	$4.5	$4.5

Pacer International, Inc.

Unaudited Consolidated Statement of Operations

($ millions)

	3rd Quarter 2003				Nine Months 2003
	Wholesale	Retail	Corp./Elim.	Consolidated	Wholesale	Retail	Corp./Elim.	Consolidated
	GAAP				GAAP
Gross revenues	$201.9	$233.3	$(22.9)	$412.3	$616.2	$670.9	$(74.9)	$1,212.2
Cost of purchased transportaion	146.5	198.2	(22.9)	321.8	446.6	565.6	(74.9)	937.3

Net revenues	55.4	35.1	—	90.5	169.6	105.3	—	274.9
Margin	27.4%	15.0%	0.0%	22.0%	27.5%	15.7%	0.0%	22.7%
Direct operating expenses	24.5	—	—	24.5	79.1	—	—	79.1
Selling, general & admin. expenses	11.7	29.5	3.6	44.8	35.2	87.4	9.7	132.3
Depreciation expenses	0.8	1.1	—	1.9	2.6	3.4	—	6.0

Income from operations	18.4	4.5	(3.6)	19.3	52.7	14.5	(9.7)	57.5
Interest expense				3.1				14.9
Loss on extinguishment of debt				10.7				12.1

Income before income taxes				5.5				30.5
income tax				0.6				10.6

Net Income				$4.9				$19.9

Diluted Earnings Per Share				$0.13				$0.53

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	3rd Quarter				Nine Months
	2003	2002	Variance	%	2003	2002	Variance	%
	GAAP				GAAP
Segments
Gross Revenues
Wholesale	201.9	188.9	13.0	6.9%	616.2	589.2	27.0	4.6%
Retail	233.3	229.4	3.9	1.7%	670.9	663.7	7.2	1.1%
Cons. Entries	(22.9)	(26.8)	3.9	14.6%	(74.9)	(77.9)	3.0	3.9%

Total	412.3	391.5	20.8	5.3%	1,212.2	1,175.0	37.2	3.2%
Net Revenue
Wholesale	55.4	52.8	2.6	4.9%	169.6	156.6	13.0	8.3%
Retail	35.1	34.9	0.2	0.6%	105.3	98.7	6.6	6.7%

Total	90.5	87.7	2.8	3.2%	274.9	255.3	19.6	7.7%
Income from Operations
Wholesale	18.4	16.2	2.2	13.6%	52.7	40.7	12.0	29.5%
Retail	4.5	7.9	(3.4)	-43.0%	14.5	19.3	(4.8)	-24.9%
Corporate	(3.6)	(3.6)	—	0.0%	(9.7)	(6.0)	(3.7)	-61.7%

Total	19.3	20.5	(1.2)	-5.9%	57.5	54.0	3.5	6.5%
Net Income	4.9	8.2	(3.3)	-40.2%	19.9	17.0	2.9	17.1%
Diluted Earnings per Share	$0.13	$0.22	$(0.09)	-40.9%	$0.53	$0.53	$—	0.0%